Exhibit 99.1

Affinion Group

For Immediate Release	Contact:

	Tom Williams	(203) 956-8836
Chief Financial Officer

AFFINION GROUP, INC. ANNOUNCES RESULTS FOR THE YEAR ENDED

DECEMBER 31, 2006 – ADJUSTED EBITDA OF $264.0 MILLION, MAKES $25 MILLION DEBT PREPAYMENT, ITS SIXTH VOLUNTARY PREPAYMENT, AND REAFFIRMS ITS 2007 ADJUSTED EBITDA GUIDANCE

NORWALK, Connecticut – March 22, 2007 – Affinion Group, Inc. (“Affinion” or the “Company”), a leading affinity direct marketer of value-added membership, insurance and package enhancement programs and services to consumers, today announced its financial results for the year ended December 31, 2006.

On October 17, 2005, Affinion Group Inc., completed the acquisition (the “Transactions”) of the marketing services division (the “Predecessor Company”) of Cendant Corporation (“Cendant”) pursuant to a purchase agreement dated July 26, 2005, as amended. Substantially all of the assets and liabilities of the Predecessor Company were acquired by Affinion in the Transactions.

The information presented below is a comparison of the audited consolidated results of operations of Affinion for the year ended December 31, 2006 to the unaudited pro forma consolidated results of operations of the Company for the year ended December 31, 2005.

Purchase accounting adjustments made in 2005 as a result of the Transactions had a significant impact on Affinion’s results of operations for the year ended December 31, 2006. For example, because deferred revenues were reduced in purchase accounting, net revenues recognized for periods following the Transactions were less than they otherwise would have been. The effect of purchase accounting adjustments in Affinion’s results of operations for the year ended December 31, 2006 as compared to the year ended December 31, 2005 was to reduce net revenues by $73.6 million and to reduce Segment EBITDA by $51.0 million.

Results for the Year Ended December 31, 2006

Net revenues for the year ended December 31, 2006, were $1,137.7 million compared to $1,198.7 million for the year ended December 31, 2005. The decrease in net revenues was primarily attributable to a decrease of $73.6 million for the year ended December 31, 2006 as compared to the prior year principally due to a non-cash reduction in deferred revenue recorded in purchase accounting as part of the Transactions. Segment EBITDA for the year ended December 31, 2006 was $108.3 million compared to $121.8 million for the year ended December 31, 2005. Segment EBITDA for the year ended December 31, 2006 included a $15.5 million non-cash goodwill impairment charge related to our Loyalty business and a negative variance of $51.0 million of non-cash purchase accounting adjustments, primarily the effect of the deferred revenue reduction. These negatives were partially offset by a $53.0 million improvement in Segment EBITDA, excluding the impact of the Transactions and the goodwill impairment charge. The improvement in Segment EBITDA was primarily due to lower operating costs from reduced product and service costs from servicing a lower member base, lower cost of insurance and lower general and administrative costs from lower litigation settlement costs and the absence of overhead charges from Cendant.

Adjusted EBITDA (as defined by Note (a) of Table 7) for the year ended December 31, 2006 was $264.0 million compared to $257.2 million for the year ended December 31, 2005 on a pro forma basis.

Selected Liquidity Data

As part of the financing for the Transactions, Affinion (a) issued $270 million principal amount of 10 1/8% senior notes maturing on October 15, 2013 ($266.4 million net of discount), (b) entered into new senior secured credit facilities consisting of a term loan facility in the principal amount of $860 million and a revolving credit facility in an aggregate amount of up to $100 million, and (c) entered into a senior subordinated bridge loan facility in the principal amount of $383.6 million. On April 26, 2006, $349.5 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from a private offering of $355.5 million aggregate principal amount of 11 1/2% senior subordinated notes maturing on October 15, 2015. Subsequently, on May 3, 2006, the remaining $34.1 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from another private offering of $34.0 million aggregate principal amount of 10 1/8% senior notes maturing on October 15, 2013. The senior notes were issued as additional notes under the indenture dated as of October 17, 2005.

At December 31, 2006, Affinion had $302.0 million outstanding under the senior notes (net of discounts and premiums), $755 million outstanding under the term loan facility, $350.8 million outstanding under the senior subordinated notes (net of discount), and $98.5 million available under the revolving credit facility (after giving effect to the issuance of $1.5 million of letters of credit). In addition, at December 31, 2006, Affinion had $84.3 million in unrestricted cash on hand (including cash used for the voluntary debt prepayment described below).

Voluntary Debt Prepayment

On March 22, 2007, Affinion used available cash on hand to prepay on a voluntary basis $25 million principal amount under the term loan facility. This was Affinion’s sixth voluntary prepayment. Since October 17, 2005, including this prepayment, Affinion has prepaid $130 million, or approximately 15.1%, of the term loan.

Guidance

Affinion reaffirmed its full year 2007 adjusted EBITDA to be within the range of $275-$285 million.

Call-In Information

Affinion will hold an informational call to discuss the results for the year ended December 31, 2006 at 11:00 am. (EDT) on Friday, March 23, 2007. The conference call will be broadcast live and can be accessed by dialing 1-800-259-0251 (domestic) or 1-617-614-3671 (international) and entering passcode 79044977. Interested parties should call at least ten (10) minutes prior to the call to register. The company will also provide an on-line Web simulcast of its conference call. The Web simulcast will be available on-line by visiting http://www.affiniongroup.com.

A telephonic replay of the call will be available through midnight March 30, 2007 by dialing 1-888-286-8010 (domestic) or 1-617-801-6888 (international) and entering passcode 41304387.

About Affinion

Affinion is a leading affinity direct marketer of value-added membership, insurance and package enhancement programs and services to consumers, with over 30 years of experience. Affinion currently offers its programs and services worldwide through more than 5,200 affinity partners. Affinion’s diversified base of affinity partners includes leading companies in a wide variety of industries, including financial services, retail, travel, telecommunications, utilities and Internet. Affinion markets to consumers using direct mail, online marketing, in-branch marketing, telemarketing and other marketing methods. Affinion also has a loyalty solutions operation which manages points-based loyalty programs.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, Affinion’s expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2007 and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, market place consolidation among financial institution affinity partners, industry trends, the effects of a decline in travel on Affinion’s travel fulfillment business, termination or expiration of one or more agreements with its affinity partners or a reduction of the marketing of its services by one or more of its affinity partners, the outcome of numerous legal actions, its substantial leverage, costs of developing its own stand-alone systems and transitioning to an independent company, restrictions contained in its debt agreements, its inability to compete effectively and other risks identified and discussed under the caption “Risk Factors” in Affinion’s Registration Statement on Form S-4 (file no. 333-133895) declared effective by the Securities and Exchange Commission on August 11, 2006 and the periodic reports filed by Affinion with the SEC from time to time.

Financial Tables and Other Data Follow

TABLE 1

AFFINION GROUP, INC. AND THE PREDECESSOR COMPANY

UNAUDITED SUPPLEMENTAL DATA FOR SELECTED

BUSINESS SEGMENTS

The following table provides data for selected business segments.

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2006	2005	2006	2005
Membership Operations:
Retail
Average Members(1) (000’s)	8,663	10,008	9,102	10,786
% Monthly Members	35.7%	31.6%	34.6%	28.6%
% Annual Members	64.3%	68.4%	65.4%	71.4%
Annualized Net Revenue Per Average Member(2)	$71.58	$64.59	$67.96	$61.13
Wholesale
Average Members(1) (3) (000’s)	3,925	3,884	3,942	3,843
Portion for service formerly retail (000’s)	2,136	1,785	2,048	1,593
Retail including wholesale formerly retail (000’s)	10,799	11,793	11,150	12,379
Global Membership Operations:
Retail
Average Members(1) (4) (000’s)	8,828	10,008	9,200	10,786
Annualized Net Revenue Per Average Member(2)	$71.90	$64.59	$68.15	$61.13
Average Retail Members including wholesale formerly retail(4) (000’s)	10,964	11,793	11,248	12,379
Insurance and Package Operations:
Insurance
Average Basic Insured(1) (000’s)	26,940	29,090	27,672	29,396
Average Supplemental Insured (000’s)	5,263	5,401	5,315	5,512
Annualized Net Revenue Per Supplemental Insured(2)	$54.18	$38.57	$49.22	$42.62
Package
Average Members(1) (000’s)	6,543	7,341	6,843	7,532
Annualized Net Revenue Per Average Member(2)	$13.80	$13.74	$13.60	$13.72
International Operations:
Package
Average Members(1) (000’s)	16,089	18,478	16,697	19,625
Annualized Net Revenue Per Average Package Member(2)	$7.83	$6.21	$7.04	$6.58
Other Retail Membership
Average Members(1) (000’s)	2,329	2,178	2,334	2,455
Annualized Net Revenue Per Average Member(2)	$21.04	$22.61	$21.00	$21.31
New Retail Membership(5)
Average Members(1) (000’s)	165	—	98	—
Annualized Net Revenue Per Average Member(2)	$88.40	$—	$86.31	$—

(1)

Average Members and Average Basic Insured for the period are calculated by determining the average members or insureds, as applicable, for each month (adding the number of members or insureds, as applicable, at the beginning of the month with the number of members or insureds, as applicable, at the end of the month and dividing that total by two) for each of the months in the period and then averaging that result for the period. A member’s or insured’s, as applicable, count is removed in the period in which the member or insured, as applicable, has cancelled.

(2)

Annualized Net Revenue Per Average Member and Annualized Net Revenue Per Supplemental Insured are each calculated by taking the revenues as reported for the period and dividing it by the average members or insureds, as applicable, for the period. Upon cancellation of a member or an insured, as applicable, the member’s or insured’s, as applicable, revenues are no longer recognized in the calculation.

(3)	Includes 2,048,000 and 1,593,000 average members for the years ended December 31, 2006 and 2005, respectively, related to wholesale programs historically offered under retail arrangements.
(4)	Includes International Operations New Retail Average Members.
(5)	As a result of initiating retail marketing in our International Operations during the second quarter of 2005, we began tracking retail joins in a manner consistent with our Membership Operations.

TABLE 2

AFFINION GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)

	December 31, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$84.3	$113.4
Restricted cash	28.8	28.2
Receivables (net of allowance for doubtful accounts of $2.4 and $2.8, respectively)	70.7	61.5
Receivables from related parties	15.5	13.7
Profit-sharing receivables from insurance carriers	59.5	62.7
Prepaid commissions	72.5	40.7
Income taxes receivable	3.2	—
Other current assets	39.4	39.0

Total current assets	373.9	359.2
Property and equipment, net	100.0	107.7
Contract rights and list fees, net	62.0	1.8
Goodwill	300.0	366.2
Other intangibles, net	1,005.5	1,317.8
Other non-current assets	48.1	47.3

Total assets	$1,889.5	$2,200.0

Liabilities and Stockholder’s Equity (Deficit)
Current liabilities:
Current portion of long-term debt	$50.2	$20.4
Accounts payable and accrued expenses	279.3	276.5
Payables to related parties	11.9	3.1
Deferred revenue	272.3	148.6
Deferred income taxes	11.5	2.5
Income taxes payable	—	0.8

Total current liabilities	625.2	451.9
Long-term debt	1,358.2	1,470.6
Deferred income taxes	20.2	27.8
Deferred revenue	27.7	7.6
Other long-term liabilities	44.5	8.1

Total liabilities	2,075.8	1,966.0

Minority interests	0.6	0.1

Stockholder’s Equity (Deficit):
Common stock and additional paid-in capital, $0.01 par value, 1,000 shares authorized, and 100 shares issued and outstanding	380.9	372.1
Accumulated deficit	(574.5)	(136.3)
Accumulated other comprehensive income (loss)	6.7	(1.9)

Total stockholder’s equity (deficit)	(186.9)	233.9

Total liabilities and stockholder’s equity (deficit)	$1,889.5	$2,200.0

TABLE 3

AFFINION GROUP, INC. AND THE PREDECESSOR

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(In millions)

	THE COMPANY		THE PREDECESSOR
	For the Year Ended December 31, 2006	For the Period October 17, 2005 to December 31, 2005	For the Period January 1, 2005 to October 16, 2005
Net revenues	$1,137.7	$134.9	$1,063.8

Expenses:
Marketing and commissions	580.9	87.1	515.0
Operating costs	326.1	48.7	315.0
General and administrative	106.9	20.2	134.5
Gain on sale of assets	—	—	(4.7)
Goodwill impairment	15.5	—	—
Depreciation and amortization	396.8	84.5	32.3

Total expenses	1,426.2	240.5	992.1

Income (loss) from operations	(288.5)	(105.6)	71.7
Interest income	5.7	1.3	1.9
Interest expense	(148.8)	(31.9)	(0.5)
Other income, net	—	—	5.9

Income (loss) before income taxes and minority interests	(431.6)	(136.2)	79.0
Income tax (expense) benefit	(6.3)	—	(28.9)
Minority interests, net of tax	(0.3)	(0.1)	—

Net income (loss)	$(438.2)	$(136.3)	$50.1

TABLE 4

AFFINION GROUP, INC. AND THE PREDECESSOR

CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(In millions)

	THE COMPANY		THE PREDECESSOR
	For the Year Ended December 31, 2006	For the Period October 17, 2005 to December 31, 2005	For the Period January 1, 2005 to October 16, 2005
Operating Activities
Net income (loss)	$(438.2)	$(136.3)	$50.1
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	396.8	84.5	32.3
Amortization of favorable and unfavorable contracts	3.1	—	—
Goodwill impairment	15.5	—	—
Amortization of debt discount and issuance costs	15.9	3.7	—
Unrealized (gain) loss on interest rate swap	(1.7)	0.8	—
Gain on sale of assets	—	—	(4.7)
(Gain) loss on disposal of property and equipment	—	(0.1)	1.9
Unrealized loss on Cendant stock	—	—	0.1
Deferred income taxes	3.4	(1.3)	25.9
Net change in assets and liabilities:
Restricted cash	(2.0)	8.6	(10.4)
Receivables	(6.0)	9.4	17.0
Receivables from related parties	(1.7)	(13.7)	—
Profit-sharing receivables from insurance carriers	9.0	(2.1)	(1.8)
Prepaid commissions	(39.7)	(32.2)	25.9
Other current assets	0.6	(8.1)	19.4
Deferred acquisition costs	—	—	4.9
Contract rights and list fees	(9.6)	(1.7)	(0.1)
Other non-current assets	(3.4)	3.1	4.6
Accounts payable and accrued expenses	(6.6)	(4.2)	13.8
Payables to related parties	6.9	3.1	—
Deferred revenue	165.6	116.6	(61.5)
Income taxes receivable and payable	(5.1)	0.8	(11.1)
Other long-term liabilities	(4.8)	—	(0.2)
Minority interests and other, net	0.3	0.2	0.4

Net cash provided by operating activities	98.3	31.1	106.5

Investing Activities
Capital expenditures	(29.1)	(9.0)	(24.0)
Acquisition – related payments, net of cash acquired	—	(1,629.0)	(15.7)
Acquisition of intangible asset	(17.4)	—	—
Restricted cash	2.1	(2.1)	0.2

Net cash used in investing activities	(44.4)	(1,640.1)	(39.5)

Financing activities
Proceeds from borrowings	385.7	1,510.0	—
Deferred financing costs	(10.9)	(42.0)	—
Principal payments on borrowings	(469.0)	(20.1)	(0.5)
Payment for Cendant credit agreement	—	—	(30.0)
Decrease in advances to Cendant, net	—	—	7.1
Capital contribution	8.8	275.0	—

Net cash provided by (used in) financing activities	(85.4)	1,722.9	(23.4)

Effect of changes in exchange rates on cash and cash equivalents	2.4	(0.5)	(1.9)

Net increase (decrease) in cash and cash equivalents	(29.1)	113.4	41.7
Cash and cash equivalents, beginning of period	113.4	—	22.5

Cash and Cash Equivalents, End of Period	$84.3	$113.4	$64.2

Supplemental Disclosure of Cash Flow Information:
Interest payments	$133.7	$5.4	$0.3
Income tax payments	$7.4	$0.9	$27.1

TABLE 5

AFFINION GROUP, INC.

UNAUDITED COMPARISON OF 2006 TO PRO FORMA 2005 RESULTS

(In millions)

The following table summarizes our consolidated results of operations for the year ended December 31, 2006 and our pro forma results of operations for the year ended December 31, 2005.

	Company Historical	Company Pro Forma
	For the Year Ended December 31, 2006	For the Year Ended December 31, 2005	Increase (Decrease) Related to the Transactions	Increase (Decrease) Other
Net revenues	$1,137.7	$1,198.7	$(73.6)	$12.6

Expenses:
Marketing and commissions	580.9	588.3	(21.9)	14.5
Operating costs	326.1	363.7	(8.0)	(29.6)
General and administrative	106.9	129.6	7.3	(30.0)
Gain on sale of assets	—	(4.7)	—	4.7
Goodwill impairment	15.5	—	—	15.5
Depreciation and amortization	396.8	407.4	(6.4)	(4.2)

Total expenses	1,426.2	1,484.3	(29.0)	(29.1)

Income (loss) from operations	(288.5)	(285.6)	(44.6)	41.7
Interest income	5.7	3.2	—	2.5
Interest expense	(148.8)	(151.6)	—	(2.8)
Other income, net	—	5.9	—	(5.9)

Income (loss) before income taxes and minority interests	(431.6)	(428.1)	(44.6)	41.1
Income tax (expense) benefit	(6.3)	(4.1)	17.6	(19.8)
Minority interests, net of tax	(0.3)	(0.1)	—	(0.2)

Net income (loss)	$(438.2)	$(432.3)	$(27.0)	$21.1

Purchase accounting adjustments made in the Transactions had a significant impact on the Company’s consolidated results of operations in 2006. These entries, which are non-cash in nature, reduced 2006 net revenues by $73.6 million as compared to pro forma 2005 net revenues and reduced 2006 income (loss) from operations by $44.6 million as compared to pro forma 2005 income (loss) from operations. Since deferred revenues were reduced in purchase accounting, net revenues recognized for periods following the Transactions have been and will be less than they otherwise would have been. Also, the Company recorded a liability in purchase accounting for the fair value of servicing the Company’s members existing at the date of the Transactions for which no revenue will be recognized in the future. Since the liability recorded in purchase accounting will be used to offset future servicing costs for such members, the Company’s operating costs have been and will be lower for periods following the Transactions than they otherwise would have been. Also, because prepaid commissions were reduced in purchase accounting, marketing and commissions expense for periods following the Transactions have been and will be less than they otherwise would have been. The effect of these and other purchase accounting adjustments on the Company’s historical consolidated results of operations for the year ended December 31, 2006 was to reduce net revenues by $73.6 million as compared to 2005 pro forma net revenues, reduce marketing and commissions expense by $21.9 million as compared to 2005 pro forma marketing and commissions expense, and reduce operating costs expense by $8.0 million as compared to 2005 pro forma operating costs.

TABLE 6

AFFINION GROUP INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

	Net Revenues				Segment EBITDA (1)
	For the Year Ended December 31,		Increase (Decrease) Related to the Transactions	Other Increase (Decrease)	For the Year Ended December 31,		Increase (Decrease) Related to the Transactions	Other Increase (Decrease)
	Historical 2006	Pro Forma 2005			Historical 2006	Pro Forma 2005
Membership operations	$549.8	$655.9	$(85.1)	$(21.0)	$(8.3)	$25.6	$(63.4)	$29.5
Insurance and package operations	366.0	317.3	31.2	17.5	118.7	71.2	24.4	23.1
International operations	161.9	176.9	(12.6)	(2.4)	(1.1)	9.9	(4.9)	(6.1)
Loyalty operations	66.7	57.1	(7.1)	16.7	19.3	15.1	(7.1)	11.3
Eliminations	(6.7)	(8.5)	—	1.8	—	—	—	—

Total operations	1,137.7	1,198.7	(73.6)	12.6	128.6	121.8	(51.0)	57.8
Corporate	—	—	—	—	(4.8)	—	—	(4.8)
Goodwill impairment	—	—	—	—	(15.5)	—	—	(15.5)

Total	$1,137.7	$1,198.7	$(73.6)	$12.6	108.3	121.8	(51.0)	37.5

Depreciation and amortization					(396.8)	(407.4)	(6.4)	(4.2)

Income (loss) from operations					$(288.5)	$(285.6)	$(44.6)	$41.7

(1)	See Reconciliation of Non-GAAP Financial Measures on Table 7 for a discussion on Segment EBITDA.

TABLE 7

AFFINION GROUP, INC. AND THE PREDECESSOR

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions, except ratios)

Set forth below is a reconciliation of 2006 historical consolidated net loss and 2005 pro forma consolidated net loss to Segment EBITDA and Adjusted EBITDA.

	Historical	Pro Forma
	For the Year Ended December 31, 2006	For the Year Ended December 31, 2005

Net loss	$(438.2)	$(432.3)
Interest expense, net	143.1	148.4
Income tax expense	6.3	4.1
Minority interests, net of tax	0.3	0.1
Other (income), net	—	(5.9)
Depreciation and amortization	396.8	407.4

Segment EBITDA(a)	108.3	121.8
Effect of the Transactions, reorganizations and non-recurring revenue and gains(b)	128.0	62.6
Certain legal costs(c)	1.0	18.9
Net cost savings(d)	7.4	37.6
Other, net (e)	19.3	16.3

Adjusted EBITDA(a)	$264.0	$257.2

Interest coverage ratio(f)	1.97	1.95
Consolidated leverage ratio(g)	5.08	5.36

(a)	Segment EBITDA consists of income from operations before depreciation and amortization. Segment EBITDA is the measure management uses to evaluate segment performance and we present segment EBITDA to enhance your understanding of our operating performance. We use Segment EBITDA as one criterion for evaluating our performance relative to that of our peers. We believe that Segment EBITDA is an operating performance measure, and not a liquidity measure, that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. Adjusted EBITDA is defined as Segment EBITDA further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of the adjustments to Segment EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain non-cash items and unusual items. However, Segment EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP, and our Segment EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our Segment EBITDA and Adjusted EBITDA as alternatives to operating or net income determined in accordance with U.S. GAAP, as indicators of our operating performance or as alternatives to cash flows from operating activities determined in accordance with U.S. GAAP, or as indicators of cash flows, or as a measure of liquidity.
(b)	Effect of the Transactions, reorganizations and non-recurring revenue and gains – eliminates the effects of the Transactions, prior business reorganizations and non-recurring revenue and gains. For the years ended December 31, 2006 and 2005, the amounts primarily relate to the effect of the Transactions. See Table 5 for additional information regarding the effect of the Transactions.
(c)	Certain legal costs—represents legal costs for certain litigation matters.
(d)	Net cost savings—represents: (i) the elimination of general corporate overhead allocations from Cendant and historical long-term incentive compensation charges, and certain incremental stand-alone costs, (ii) the inclusion of anticipated cost savings from the 2005 reorganization and (iii) the elimination of costs associated with facilities closure and severance incurred in 2005 and 2006.
(e)	Other, net—represents: (i) net changes in other reserves in 2005, (ii) changing the Predecessor’s historical accounting policy for insurance program marketing costs to our policy of expensing such costs as incurred, (iii) changes in contractual arrangements between us and Cendant as if such contractual terms were in place for all periods presented, (iv) the 2006 goodwill impairment charge related to the goodwill ascribed to the Loyalty business, (v) consulting fees paid to Apollo in 2006 and (vi) the elimination of certain non-recurring costs.
(f)	The interest coverage ratio is defined in our senior secured credit facility (Adjusted EBITDA, as defined, to interest expense, as defined). The interest coverage ratio must be greater than 1.45 to 1.0 at December 31, 2006.

(g)	The consolidated leverage ratio is defined in our senior secured credit facility (total debt, as defined, to Adjusted EBITDA, as defined). The consolidated leverage ratio must be less than 7.25 to 1.0 at December 31, 2006.